Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement on Form S-1/A Amendment No. 7 of our report dated October 15, 2009 except for Note 4 for which the date is November 12, 2009, relating to the financial statements of VIASPACE Green Energy Inc. (the “Company”) which appear in such registration statement.  We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Goldman Parks Kurland Mohidin LLP

Goldman Parks Kurland Mohidin LLP
Encino, California
December 11, 2009